Exhibit 10.5

November 8, 2019

BM AH Holdings, LLC

BlueMountain Foinaven Master Fund L.P.

BMSB L.P.

BlueMountain Fursan Fund L.P.

BlueMountain Summit Opportunities Fund II (US) L.P.

c/o BlueMountain Capital Management, LLC

280 Park Avenue — 12th Floor

New York, NY

Attn: General Counsel

Email: legalnotices@bmcm.com

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated as of July 8, 2019 (the “Merger Agreement”), by and among AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), DFB Healthcare Acquisitions Corp., a Delaware corporation (“Pubco”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker”), Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership (the “A Blocker Seller”), BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (collectively, the “BM Blocker Sellers” and, together with the A Blocker Seller, the “Blocker Sellers”), BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker” and together with the A Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and AH Representative LLC, as the Company Unitholders’ Representative (the “Company Unitholders’ Representative”) and (ii) the BM Redemption Notes (as such term is defined in the Merger Agreement) and the BM Replacement Notes (as such term is defined in the Merger Agreement), collectively, the “BM Notes”).  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the BM Notes.

1.              Pubco Board Seat

i.                  During the period commencing upon the date hereof and ending on the Board Right Termination Date, the Purchasers (or their permitted transferees) holding a majority of the outstanding principal amount under the BM Notes (the “Noteholder Majority”) shall have the option and right, exercisable by delivering a written notice of such designation to the Company, to designate and nominate for election one (1) person (the “Board Designee”) to serve on the board of directors of Pubco (the “Board”), and the Company and Pubco, whether acting through the Board, any applicable committee of the Board or otherwise, shall take all actions within its control that are necessary or advisable to effect the foregoing, including, without limitation, by taking any or all of the following actions as necessary: (i) causing one or more incumbent directors serving on the Board to resign; (ii) expanding the size of the Board; (iii) appointing such Board Designee to any vacant or newly-created director position; (iv) including the Board Designee in the slate of director nominees recommended to Pubco’s stockholders for election to the Board or (v) including the Board Designee in the proxy statement prepared by Pubco in connection with the solicitation of proxies for any meeting of Pubco stockholders called with respect to the election of members of the Board at which the election of the Board Designee is to be considered, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board; provided, however; that such Board Designee shall (x) not be prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission or any national securities exchange on which Pubco’s equity interests are listed or admitted to trading, and (y) not be an employee or director of any competitor to the Company or Pubco.  The Purchasers agree upon the Company’s or Pubco’s request, to timely provide Pubco with accurate and complete information relating to the Board Designee as may be required to be disclosed by Pubco under the Exchange Act and the rules and regulations promulgated thereunder. The initial Board Designee is Dale Wolf. Prior to the Board Right Termination Date, the Board Designee may be removed or replaced by the Noteholder Majority at any time, and any vacancy occurring by reason the death, disability, resignation, removal for cause or other cessation of a person serving as Board Designee, shall be filled solely by the Noteholder Majority.  Any action by the Noteholder Majority to designate, remove or replace a Board Designee shall be evidenced in writing furnished to the Board, shall include a statement that the action has been approved by the Noteholder Majority and shall be executed by or on behalf of the Noteholder Majority. While serving as a Board Designee, a Board Designee shall be entitled to vote on any matter on which independent members of the Board are entitled to vote on (unless prohibited by the rules and regulations of the Securities and Exchange Commission or applicable national securities exchange). Notwithstanding any rights to be granted or provided to the Board Designee hereunder, the Board may exclude the Board Designee from access to any Board or committee materials or information or meeting or portion thereof or written consent if the Board determines, in good faith, including the Board Designee in discussions relating to such determination (but not requiring the affirmative vote of such Board Designee), that such access would reasonably be expected to result in a conflict of interest with the Pubco or the Company (other than a conflict of interest with respect to the Noteholder’s ownership interest in Pubco or the Company); provided, that such exclusion shall be limited to the portion of the Board or committee material or information and/or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the Board or committee material and/or meeting that does not involve or pertain to such exclusion. Subject to the immediately preceding sentence, the Board Designee will receive the same information provided to other similarly situated (i.e., independent, non-affiliate) members of the Board, at the same time as such information is provided to other similarly situated members of the Board, including without limitation monthly information packages, and will receive copies of all written materials and other information given to members of any committee of the Board.

The option and right to appoint a Board Designee granted to the Purchasers hereunder may not be transferred or assigned directly or indirectly whether by contract, merger, operation of law or otherwise, without the prior written consent of the Company.

ii.             Pubco will reimburse the Board Designee for all reasonable and documented expenses incurred in connection with the Board Designee’s participation in meetings of the Board or any committee of the Board, including, without limitation, all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as Pubco reimburses any other non-executive member of the Board for such expenses.

iii.          Pubco shall maintain in effect at all times directors’ and officers’ indemnity insurance covering the Board Designee to the same extent and on the same terms as any directors’ and officers’ indemnity insurance maintained by the Pubco with respect to the other non-executive members of the Board.  Any directors’ and officers’ indemnity insurance shall be primary to any insurance coverage for the Board Designee maintained by any other person.  Prior to the Board Right Termination Date, Pubco shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any Board Designee contained in Pubco’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws as in effect on the date of the BM Notes without the prior written consent of the Noteholder Majority, except if such amendment or alteration (A) provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as applicable, or (B) is required to comply with applicable law.

iv.         Unless otherwise agreed in writing by BlueMountain, subject to applicable law and applicable stock exchange rules, Pubco shall take all necessary or advisable action, whether acting through the Board, any applicable committee of the Board or otherwise, to cause the Board Designee to be appointed to the Compensation Committee of the Board; provided, that the Board Designee satisfies all applicable independence requirements, as determined in good faith by the Board.

v.              For the purposes of the BM Notes, the “Board Right Termination Date” means the date upon which the BM Notes have been paid in full.  For the avoidance of doubt, upon the Board Right Termination Date (A) the Noteholder Majority’s rights pursuant to this Section 1 shall expire and terminate immediately and (B) the Noteholder Majority shall cause any Board Designees to resign from the Board.

vi.           Notwithstanding the foregoing in this Section 1, if the BM Notes are not paid in full on or prior to the date that is fifteen (15) days following the Maturity Date, then, until the BM Notes have been paid in full, the number of Board Designees that the Noteholder Majority shall have the right to designate hereunder shall be increased to the greater of (x) two (2) and (y) twenty-five percent (25%) of the number of seats on the Board, rounded down to the nearest whole number, and the provisions of this Section 1 shall apply with respect to any such additional Board Designee, mutatis mutandis.

2.              Activities of Pubco.  Prior to the Board Right Termination Date, Pubco may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries; provided, that in such event Pubco shall take commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage, loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, Pubco shall negotiate in good faith to amend the Surviving Company LLC Agreement (as such term is defined in the Merger Agreement) to reflect such activities and the direct ownership of assets by Pubco. Nothing contained herein shall be deemed to prohibit Pubco from executing any guarantee of indebtedness of the Company or its Subsidiaries.

3.              Miscellaneous.

i.                This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.  All actions and proceedings arising out of or relating to this agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware.  The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this agreement may not be enforced in or by any of the above-named courts.

ii.             Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this agreement.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement, by, among other things, the mutual waivers and certifications herein.

iii.          This agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

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Please evidence your agreement with the foregoing by executing in the space indicated below.

Very truly yours,

ADAPTHEALTH CORP.

By:	/s/ Luke McGee
Name: Luke McGee
Title: Chief Executive Officer

ADAPTHEALTH HOLDINGS, LLC

By:	/s/ Luke McGee
Name: Luke McGee
Title: Chief Executive Officer

Agreed and accepted:

BM AH HOLDINGS, LLC

By: BlueMountain Capital Management, LLC,
its manager

By:	/s/ Richard Thorne
Name:	Richard Thorne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN SUMMIT OPPORTUNITIES
FUND II (US) L.P.

By: BlueMountain Capital Management, LLC,
its manager

By:	/s/ Richard Thorne
Name:	Richard Thorne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN FOINAVEN
MASTER FUND L.P.

By: BlueMountain Capital Management, LLC,
its investment manager

By:	/s/ Richard Thorne
Name:	Richard Thorne
Title:	Deputy General Counsel, Tax

BMSB L.P.

By: BlueMountain Capital Management, LLC,
its manager

By:	/s/ Richard Thorne
Name:	Richard Thorne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN FURSAN FUND L.P.

By: BlueMountain Capital Management, LLC,
its manager

By:	/s/ Richard Thorne
Name:	Richard Thorne
Title:	Deputy General Counsel, Tax